UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2014

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145th Avenue

Miramar, Florida 33027

(Address of principal executive offices, including zip code)

(954) 364-6900

(Registrant’s telephone number, including area code))

(Former name or former address, if changed since last report))

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Elizabeth Arden, Inc., a Florida corporation (the “Company”) announced on August 19, 2014 that investment funds affiliated with Rhône Capital L.L.C. (“Rhône Capital”) have agreed to purchase $50 million of redeemable preferred stock of the Company and warrants to purchase up to 2,452,267 shares of the Company’s common stock at an exercise price of $20.39 per share, representing approximately 7.6% of the Company’s outstanding common stock on an as-exercised basis.

Securities Purchase Agreement

As described in this Current Report on Form 8-K, the Company entered into a securities purchase agreement (the “Purchase Agreement”) on August 19, 2014, with Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., investment vehicles associated with Rhône Capital (each, a “Purchaser” and together, the “Purchasers”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, pursuant to which the Company, on August 19, 2014, issued and sold to the Purchasers, for an aggregate of $50 million in cash, the following:

•	50,000 shares of a new Series A Serial Preferred Stock, par value $0.01 per share (the “Series A Serial Preferred Stock”); and

•	warrants for the purchase of up to 2,452,267 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price (the “Warrant Price”) of $20.39 per share (the “Warrants”).

Pursuant to the terms of the Purchase Agreement, the Company also effected an amendment to its Amended and Restated By-Laws as necessary to effect the voting and director designation rights of the Series A Serial Preferred Stock. A copy of the Amended and Restated By-Laws, as amended (the “Amended and Restated By-Laws”), is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The foregoing summary of the Amended and Restated By-Laws is qualified in its entirety by reference to Exhibit 3.2.

The Purchase Agreement contains customary representations, warranties and covenants between the parties. The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Series A Serial Preferred Stock

The terms, rights, obligations and preferences of the Series A Serial Preferred Stock are set forth in the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”), which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. An executed copy of the Articles of Amendment was filed with the Secretary of State of the State of Florida on August 19, 2014, in connection with the issuance of the Series A Serial Preferred Stock.

Dividends on the Series A Serial Preferred Stock are due on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2014. The Series A Serial Preferred Stock will also participate in dividends declared or paid, whether in cash, securities or other property, on the shares of Common Stock for which the outstanding Warrants are exercisable. Dividends are payable at the per annum dividend rate of 5% of the liquidation preference, which is initially $1,000 per share (the “Liquidation Preference”). The Series A Serial Preferred Stock has an aggregate liquidation preference of $50 million, and ranks junior to all of the Company’s liabilities and obligations to creditors with respect to assets available to satisfy claims against the Company and senior to all other classes of stock over which the Series A Serial Preferred Stock has preference, including Common Stock.

Pursuant to the Shareholders Agreement (defined below), each quarter the Company will declare and pay in cash no less than fifty percent (50%) of each dividend to which holders of Series A Serial Preferred Stock are entitled under the Articles of Amendment, unless payment of such dividend in cash (i) is prohibited by or would result in a default or event of default under the Company’s indenture, credit facilities and certain other debt documents or (ii) would result in a breach of the legal or fiduciary obligations of the Board, in which case the Company will declare and pay in cash the maximum amount permitted to be paid in cash. Pursuant to the Articles of Amendment, if and to the extent that the Company does not pay the entire dividend to which holders of Series A Serial Preferred Stock are entitled for a particular period in cash on the applicable dividend payment date, preferential cash dividends will accrue on such unpaid amounts (and on any unpaid dividends in respect thereof) at 5% per annum, and will compound on each dividend payment date, until paid.

The Series A Serial Preferred Stock will not be convertible into Common Stock at any time.

Each share of Series A Serial Preferred Stock is redeemable at the option of the holder at any time on or after August 19, 2022, at a redemption price equal to 100% of the Liquidation Preference of the shares of Series A Serial Preferred Stock to be redeemed plus an amount per share equal to accrued but unpaid dividends on such share of Series A Serial Preferred Stock up to but excluding the earlier of the date of the redemption or the date of constructive redemption. The Series A Serial Preferred Stock is also redeemable at the option of the Company at the following redemption prices and times:

Percentage of Liquidation Preference of each share of Series A Serial Preferred Stock to be redeemed*	Timing of Redemption Right
103%	On or after August 19, 2016 but prior to August 19, 2019
102%	On or after August 19, 2019 but prior to August 19, 2020
101%	On or after August 19, 2020 but prior to August 19, 2021
100%	On or after August 19, 2021

*	In each case, plus an amount per share equal to accrued but unpaid dividends on such share of Series A Serial Preferred Stock up to but excluding the earlier of the date of the redemption or the date of constructive redemption.

So long as the Purchasers beneficially own a majority of the outstanding shares of Series A Serial Preferred Stock, the holders of a majority of such outstanding shares, voting separately as a class, will have the right (the “Designation Rights”) to elect the following number of directors to the Board of Directors of the Company (the “Board”) at any meeting of shareholders of the Corporation (or by written consent) at which directors are to be elected, designated or appointed: (i) if the Percentage Interest (as defined in the Shareholders Agreement) as of the record date for such meeting (or action by written consent) is equal to or more than the percentage of Common Stock represented by the shares underlying the Warrants as of the date of issuance (approximately 7.6%) but less than 20%, one member of the Board; or (ii) if the Percentage Interest as of the record date for such meeting (or action by written consent) is equal to or greater than 20%, two members of the Board.

Except as required by law or otherwise provided in the Articles of Amendment, the holders of shares of Series A Serial Preferred Stock and the holders of shares of Common Stock vote together as one class on all other matters submitted to a vote of the shareholders of the Company. Each share of Series A Serial Preferred Stock is entitled to a number of votes (rounded down to the nearest whole number) equal to (i) the aggregate number of shares of Common Stock for which the outstanding Warrants are exercisable (regardless of whether or not such Warrants could legally be exercised at such time and regardless of whether the holder of the Series A Serial Preferred Stock is also the holder of Warrants) divided by (ii) the number of outstanding shares of Series A Serial Preferred Stock, determined as of the record date for the determination of holders of Common Stock entitled to vote on any such matter.

In the event of a Change of Control of the Company (as defined in the Articles of Amendment) at a price per share of Common Stock below $24.00, the holders of the Series A Serial Preferred Stock will have the right to require the Company to repurchase each share of Series A Serial Preferred Stock held by such holder for cash at a repurchase price equal to (provided that doing so does not cause a default or event of default under the Company’s indenture, credit facilities and certain other debt documents and there are sufficient funds legally available therefor):

Percentage of Liquidation Preference of each share of Series A Serial Preferred Stock to be repurchased*	Change of Control Date
120%	Prior to August 19, 2015
110%	On or after August 19, 2015 but prior to August 19, 2016
105%	On or after August 19, 2016 but prior to August 19, 2017
101%	On or after August 19, 2017

*	In each case, plus an amount per share equal to accrued but unpaid dividends on such share of Series A Serial Preferred Stock up to but excluding the date of repurchase.

The foregoing summary of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1.

Warrants

The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Warrants are exercisable at any time on or prior to August 19, 2024. The Warrant Price may be paid, at the option of the holder, in cash or by surrendering to the Company shares of Series A Serial Preferred Stock having an aggregate liquidation preference plus accrued and unpaid dividends equal to the aggregate Warrant Price on the Exercise Date. Alternatively, subject to certain exceptions in the case of a Mandatory Exercise (as defined below), if the Market Price (as defined in the Warrant) of the Common Stock is greater than the Warrant Price, the holder may elect to surrender the Warrant and receive shares of Common Stock in respect of the Warrant equal to the value, as determined pursuant to the Warrant, of the Warrant, subject to certain restrictions.

After August 19, 2019, the Company may require the exercise of the Warrants (the “Mandatory Exercise”) if the Volume Weighted Average Sale Price (as defined in the Warrant) for the Common Stock exceeds 150% of the Warrant Price for ten (10) consecutive trading days. Payment of the Warrant Price in the case of a Mandatory Exercise is required to be made first by surrender of shares of Series A Serial Preferred Stock held by the Warrant holder.

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustment, as provided in the Warrants, including if the Company, on or after August 19, 2017, issues or sells Common Stock for a price lower than the market price of the Common Stock.

The foregoing summary of the Warrants is qualified in its entirety by reference to Exhibit 4.1.

Shareholders Agreement

Concurrently with the execution of the Purchase Agreement, on August 19, 2014, the Company and the Purchasers entered into a Shareholders Agreement (the “Shareholders Agreement”), which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. Under the terms of the Shareholders Agreement, from and after the date the Purchasers are no longer entitled, in their capacity as holders of Series A Serial Preferred Stock, to elect directors to the Board pursuant to their Designation Rights, (i) for so long as the Purchasers’ Percentage Interest is at least the percentage of Common Stock represented by the shares underlying the Warrants as of the date of issuance (approximately 7.6%) but less than 20%, the Purchasers will have the right to jointly designate for nomination one member of the Board and (ii) for so long as the Percentage Interest is 20% or greater, the Purchasers will have the right to jointly designate for nomination two members of the Board. Under no circumstance will the Purchasers be permitted to designate for nomination more than two members of the Board.

Additionally, until such time as the Purchasers are no longer entitled to elect at least one member of the Board pursuant to the Articles of Amendment, the Purchasers will be entitled to designate and appoint (and the Company will cause such appointments to occur and become effective) directors who have been elected or appointed to the Board by the Purchasers (the “Purchaser Directors”) to serve on all of the committees of the Board (other than committees required to be comprised solely of independent directors; if and to the extent Purchaser Directors do not qualify) in proportion to such Purchaser Directors’ overall representation on the Board (rounded up or down to the nearest whole number); provided that the Purchasers will be entitled to designate and appoint at least one member to each such committee so long as it is entitled to elect at least one member to the Board.

From and for so long as the Percentage Interest is at least 15% (so long as the Percentage Interest is at least 15% on or before August 19, 2015), the Company will not, and will cause each of its subsidiaries not to, take any of the following actions without the prior written approval of the Purchasers: (i) amend or otherwise change, or waive any provision of, its articles of incorporation or by-laws (or similar organizational documents), except for non-material changes undertaken for routine or administrative reasons that do not adversely affect the Purchasers; (ii) alter the powers of the Board, except for non-material changes to the powers of the Board or any committee undertaken for routine or administrative reasons that do not adversely affect the rights of the Purchasers; (iii) discontinue the Company’s status as a public company or SEC-reporting company, change the Company’s jurisdiction of organization, or apply to list (or materially alter or terminate its listing) on any stock exchange; (iv) until August 19, 2017, issue or sell any shares of Common Stock, subject to certain exceptions, for a consideration per share less than a price equal to the Warrant Price in effect immediately prior to such issue or sale; or (v) enter into any contract or otherwise obligate the Company or its affiliates to take any of the foregoing actions.

From and for so long as the Percentage Interest is at least 10% (so long as the Percentage Interest is at least 10% on or before August 19, 2015), the Purchasers will have certain preemptive rights with respect to any issuance (subject to certain exceptions) of any Common Stock or equity-based securities by the Company or its affiliates that are issued after August 19, 2014.

Under the terms of the Shareholders Agreement, until the later of August 19, 2017 and the date on which there are no Purchaser Directors who are members of the Board of Directors, in connection with any proposal submitted for Company shareholder approval (at any annual or special meeting called, or in connection with any other action (including the execution of written consents)) related to the election or removal of directors of the Board, the Purchasers will vote all shares beneficially owned by the Purchasers and entitled to vote as follows: (i) in favor of any nominee or director designated by the Board or any nominating committee thereof (provided that the Board’s or the nominating committee’s designation is consistent with the terms of the Shareholders Agreement); and (ii) against the removal of any director designated by the Board or any nominating committee thereof.

So long as any Series A Serial Preferred Stock is outstanding, the Company will not make any restricted payment pursuant to its $40 million general restricted payments basket under the Indenture pursuant to which the Company has issued $350 million in aggregate principal amount of its 7.375% Senior Notes due 2021 (other than cash dividends in respect of the Series A Serial Preferred Stock) if and to the extent such restricted payment would, in the good faith judgment of the Company, taking into account the Company’s anticipated utilization of other available baskets under such Indenture, reasonably be expected to prevent the Company from declaring and paying 100% of the dividends on the Series A Serial Preferred Stock in cash.

The Purchasers have advised the Company that the Purchasers intend to acquire, subject to the limitations set forth in the Shareholders Agreement and applicable legal or regulatory approvals and market conditions, additional shares of the Company’s already issued and outstanding Common Stock. The Purchasers are also subject to certain standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) August 19, 2017 and (ii) the date upon which there are no Purchaser Directors who are members of the Board.

The Purchasers have agreed that until August 19, 2017, they will not transfer shares of Series A Serial Preferred Stock, Warrants or the shares of Common Stock issued upon any exercise of Warrants, other to an affiliate of the Purchasers, except with the consent of the Company. The Purchasers also have agreed to certain other transfer restrictions and to provide the Company with certain rights to purchase, or offer to purchase, Company securities proposed to be sold by the Purchasers in private transactions.

The Purchasers will be entitled to certain demand registration rights. The Company will not be required to effect more than four demand registrations (or more than two in any twelve (12) month period or one in any six (6) month period) or effect more than one demand registration on Form S-1, subject to customary limitations.

In the event that the Company proposes to register any shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) in connection with a public offering (other than any offering registered on Form S-4 or Form S-8 or offerings to directors, members of management, employees or certain representatives of the Company or its subsidiaries, or in connection with dividend reinvestment plans) solely for cash (whether for its own account or for the account of any other person (other than the Purchaser) possessing contractual demand registration rights), the Purchasers will be entitled to certain “piggyback” registration rights allowing them to include the Company’s shares that they own in such registration, subject to customary limitations. As a result, whenever the Company proposes to register any shares of Common Stock, subject to certain other exceptions, the Purchasers are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The foregoing summary of the Shareholders Agreement is qualified in its entirety by reference to Exhibit 4.2.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance and sale of the Purchased Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each Purchaser represented to the Company in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and that it has not acquired the Purchased Securities with a view to the distribution thereof. None of the Company or any of its affiliates has engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Securities, and the Company has not entered into any contractual arrangement with respect to the distribution of the Purchased Securities, except for the Purchase Agreement and the Shareholders Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Elizabeth Arden, Inc. Designating Series A Serial Preferred Stock.

3.2	Amended and Restated By-Laws of Elizabeth Arden, Inc.

4.1	Form of Warrant.

4.2	Shareholders Agreement, dated as of August 19, 2014, by and among Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.

10.1	Securities Purchase Agreement dated as of August 19, 2014, by and between Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 19, 2014	/s/ Rod R. Little
Rod R. Little
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Elizabeth Arden, Inc. Designating Series A Serial Preferred Stock.

3.2	Amended and Restated By-Laws of Elizabeth Arden, Inc.

4.1	Form of Warrant.

4.2	Shareholders Agreement, dated as of August 19, 2014, by and between Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.

10.1	Securities Purchase Agreement dated as of August 19, 2014, by and between Elizabeth Arden, Inc., Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.